Exhbit 99.1

For Release

More information:
James Hart, SVP, Investor Relations
203.956.8746 (O) 203.339.2578 (M) jhart@affinion.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2010

ACHIEVES $318.5 MILLION IN 2010 ADJUSTED EBITDA; RECORD RESULT FOR A FISCAL

YEAR

STAMFORD, Conn., March 3, 2011 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in the designing, marketing and servicing of comprehensive customer engagement and loyalty solutions that enhance and extend the relationship of millions of consumers with many of the largest and most respected companies in the world, announced today the financial results for the three- and twelve-month periods ended December 31, 2010 (the “fourth quarter” and “full year,” respectively) for both Affinion and its parent company, Affinion Group Holdings, Inc (“Holdings”).

“Overall, we are pleased with our level of performance in 2010, as this marks the sixth consecutive year in which we have either met or exceeded the Adjusted EBITDA guidance we provided to our investors, demonstrating both our ongoing commitment to achieving excellent performance as well as the strong visibility and insight we have into our business,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “As we conclude 2010, we are pleased to have successfully navigated past the headwinds that had affected our business these past two years, and with the investments we have made in both new assets and increased marketing expense over the past few months, we have positioned the business very well to capitalize on the growth opportunities that now lie ahead.”

On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a leading online marketing services company that provides, designs and administers online subscription loyalty solutions that offer valuable discounts, services and benefits for consumers in Europe and the United States. The merger was completed through the issuance of Holdings capital stock.

Beginning with the first quarter, the Webloyalty business results are expected to be reported with the Company’s Membership and International products, and the transaction is expected to result in purchase accounting adjustments.

“As previously disclosed, we expect to generate between $365 and $385 million of Adjusted EBITDA in 2011, which includes the expected results from Webloyalty,” continued Lipman. “While we are comfortable with our 2011 forecast, it should be noted that we currently expect to see this EBITDA growth back-loaded into the second half of the year, as the impact from our recent marketing investments take effect.”

Results Highlights

Note: readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results.

Fourth Quarter Net Revenues

•	Net revenues for the fourth quarter of 2010 remained relatively flat at $346.1 million, compared to $348.3 million for the fourth quarter of 2009.

•

The change in net revenues was due to a decline in International products net revenue, as a $3.0 million impact from unfavorable foreign exchange offset modest growth in North American products revenue.

Fourth Quarter Operating Results

•

Adjusted EBITDA (as defined in Note (c) of Table 6) for the fourth quarter of 2010 was $66.3 million, compared to $78.1 million for the fourth quarter of 2009. Absent higher general and administrative costs (in 2010) related to accrued expenses for incentive plan compensation, Adjusted EBITDA would have increased versus the fourth quarter of 2009.

•

Segment EBITDA for the fourth quarter of 2010 was $35.3 million, compared to $68.2 million for the fourth quarter of 2009. Absent the incentive plan compensation expenses referred to above, and $16.9 million in accrued expenses for certain legal matters, Segment EBITDA would have increased versus the fourth quarter of 2009.

Full Year Net Revenues

•

Net revenues for 2010 were $1,376.3 million, essentially unchanged from the $1,376.9 million in net revenues for 2009. Excluding a $4.4 million negative impact from unfavorable foreign exchange in 2010, net revenues would have grown very slightly versus 2009.

•

In North America, higher revenue in Loyalty and Insurance and Package products revenue, due primarily to the acquisition of Connexions Loyalty Travel Solutions (“Connexions”) and a lower cost of insurance as compared to 2009, respectively, were partially offset by a slight decline in Membership products revenue.

Full Year Operating Results

•	Adjusted EBITDA of $318.5 million for 2010 reflects an increase of $6.3 million, or 2.0%, from the $312.2 million achieved in 2009.

•

Segment EBITDA of $251.6 million in 2010, compared to $297.2 million for 2009, declined due principally to higher general and administrative and operating costs, as well as an $8.0 million charge for previously announced facility exit costs relating to the lease on our former corporate headquarters.

•

The decline in Segment EBITDA was partially offset by lower marketing and commissions costs, which was due primarily to the previously announced delays in the launches of certain customer engagement and loyalty enhancement campaigns in Membership products in the first half of 2010.

•	Operating cash flow for 2010 was $121.8 million, compared to $102.8 million in 2009.

Segment Commentary

North America:

Membership products revenue decreased $3.9 million in the fourth quarter, from $176.3 million to $172.4 million, or 2.2%, as compared to the fourth quarter of 2009, and decreased $20.9 million, from $710.8 million to $689.9 million, or 2.9%, as compared to the full year, as a 9.1% and 11.9% increase in annualized revenue per average member in the fourth quarter and full year, respectively, was more than offset by lower member volumes. The full year revenues were also impacted by the previously announced absence in 2010 of revenue related to a contract termination settlement recorded in the third quarter of 2009.

Membership Segment EBITDA decreased $39.5 million in the fourth quarter, from $44.5 million to $5.0 million, and decreased $39.6 million in the full year, from $149.2 million to $109.6 million. The decline in the fourth quarter is due principally to the lower net revenues, higher general and administrative costs and higher marketing and commissions. In addition, the full year result was also impacted by a charge for facility exit costs referenced above.

Insurance and Package products revenue were relatively flat in the fourth quarter, from $81.9 million to $81.6 million, and increased $6.4 million, from $339.2 million to $345.6 million, or 1.9%, compared to the full year. The revenue increase in 2010 was primarily due to a lower cost of insurance in connection with lower claims experience. Insurance and Package Segment EBITDA was relatively flat in the quarter, from $15.6 million to $15.7 million, and declined $4.0 million in the full year, from $98.1 million to $94.1 million, as the higher net revenues were more than offset by higher marketing and commissions and higher general and administrative costs.

Loyalty products revenue increased $8.4 million in the fourth quarter, from $23.1 million to $31.5 million, or 36.4%, compared to the fourth quarter of 2009, and increased $25.2 million, from $77.3 million to $102.5 million, or 32.6%, compared to the full year. Revenue in both the quarter and year grew primarily to contributions from the acquisition of Connexions as well as the introduction of new client programs, which partially offset lower revenue from renewed or expired contracts. Loyalty Segment EBITDA was flat in the fourth quarter at $9.9 million, and increased $4.0 million in the year, from $28.0 million to $32.0 million. The increase in 2010 was primarily due to the Connexions acquisition, partially offset by higher product and servicing costs associated with the launch of new programs.

International:

International revenue decreased $6.5 million in the fourth quarter, from $67.9 million to $61.4 million, or 9.6%, compared to the fourth quarter of 2009, and decreased $11.6 million, from $253.3 million to $241.7 million, compared to the full year. The declines in both the quarter and the year were due to the renewal of certain package programs at lower rates, a change in the structure of a formerly retail client to wholesale, as well as the unfavorable foreign exchange impact described above. International Segment EBITDA increased $7.4 million in the fourth quarter, from $1.3 million to $8.7 million, as lower revenues were more than offset by lower marketing and commissions and lower employee-related expense. For the full year, International Segment EBITDA was relatively unchanged, from $30.2 million to $29.8 million.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at December 31, 2010, see the note in Table 2.

On November 19, 2010, the Company completed a private offering of $475.0 million aggregate principal amount of 7.875% senior notes due 2018, with the net proceeds used primarily to finance the repurchase of the senior notes previously issued in 2005, 2006 and 2009.

At December 31, 2010, Affinion had $471.5 million outstanding under the senior notes (net of discounts and premiums), $868.4 million outstanding under its term loan facility, and $353.0 million outstanding under the senior subordinated notes (net of discounts).

On December 13, 2010, the Company increased the borrowing capacity under its revolving credit facility by $35.0 million to a total capacity of $160.0 million (which was subsequently increased in January 2011 by $5.0 million to a total capacity of $165.0 million). As of December 31, 2010, there were no outstanding borrowings and $153.2 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.8 million in letters of credit.

At December 31, 2010, the Company had $121.1 million of unrestricted cash on hand.

On January 18, 2011, the Company declared and paid a dividend of $123.4 million to Holdings, using a combination of cash on hand and a draw on the revolving credit facility.

On February 11, 2011, the Company obtained incremental term loans in an aggregate principal amount of $250.0 million under the Company’s amended and restated senior secured credit facility. The Company used a portion of such proceeds to pay a dividend of $200.0 million to Holdings, with the balance to be used by the Company for working capital and other corporate purposes and to fund future strategic initiatives.

Affinion Group Holdings, Inc.

On October 5, 2010, Holdings completed a private offering of $325.0 million aggregate principal amount of 11.625% senior notes due 2015, with the net proceeds, together with cash distributions from the Company, used primarily to retire Holdings’ existing term loan. Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three- and twelve-month period ended December 31, 2010, at 10:00 am (EST) on Thursday, March 3, 2011. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 46154662. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EST) March 7, 2011 by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and entering passcode 46154662.

Important Notes

On October 17, 2005, Affinion Group Inc. completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor were acquired by Affinion in the Transactions.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended December 31, 2010 and the audited consolidated results of operations for the twelve month period ended December 31, 2010 to the unaudited consolidated results of operations for the three month period ended December 31, 2009 and the audited consolidated results of operations for the twelve month period ended December 31, 2009, respectively.

About Affinion Group

As a global leader with more than 35 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,550 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the company has approximately 3,900 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 16 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2011 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1a

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Member and insured amounts in thousands, except dollars and percentages.

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Global Membership Products:
Retail
Average Members (1)(2)	6,601	7,542	6,957	7,836
Annualized Net Revenue Per Average Member (3)	$95.21	$87.87	$91.57	$82.26
Average Retail Members including wholesale formerly retail and other (2)(4)	8,800	9,471	8,994	9,801

Affinion North America:
Membership Products -
Retail
Average Members (1)	6,196	6,961	6,499	7,239
% Monthly Members	65.8%	56.4%	62.8%	51.9%
% Annual Members	34.2%	43.6%	37.2%	48.1%
Annualized Net Revenue Per Average Member (3)	$94.80	$86.93	$91.18	$81.49
Wholesale
Average Members (1)	8,844	5,781	6,602	5,638
Portion for service formerly retail and other (4)	2,048	1,887	1,916	1,954
Average Retail Members including wholesale formerly retail and other (4)	8,244	8,848	8,415	9,193
Insurance and Package Products -
Insurance
Average Basic Insureds (1)	22,479	23,528	22,645	23,461
Average Supplemental Insureds	4,346	4,495	4,403	4,547
Annualized Net Revenue Per Supplemental Insured (3)	$58.66	$54.30	$60.21	$55.44
Package
Average Members (1)	8,026	7,076	7,928	6,394
Annualized Net Revenue Per Average Member (3)	$7.70	$9.49	$8.03	$10.92

Affinion International:
International Products -
Package
Average Members (1)	16,514	16,643	16,521	16,318
Annualized Net Revenue Per Average Package Member (3)	$7.81	$8.17	$7.29	$7.59
Other Retail Membership
Average Members (1)	1,231	1,322	1,267	1,443
Annualized Net Revenue Per Average Member (3)	$41.90	$42.68	$38.97	$36.34
New Retail Membership
Average Members (1)	405	581	458	597
Annualized Net Revenue Per Average Member (3)	$101.49	$99.14	$97.14	$91.62
Fee for service formerly retail (4)	151	42	121	11
New retail including formerly retail (4)	556	623	579	608

(1)

Average Members and Average Basic Insureds for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A member’s or insured’s, as applicable, account is added or removed in the period in which the member or insured, as applicable, has joined or cancelled.

(2)	Includes International Products New Retail Average Members
(3)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellatiion of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues, are no longer recognized in the calculation.

(4)

Certain programs historically offered as retail arrangements are currently offered as wholesale arrangements where the Company receives lower annualized price points and pays no related commission expense. Additionally, more recently, the Company has entered into other relationships with new and existing affinity partners, including arrangements where the affinity partner offers the Company’s membership programs at point of sale retail locations to their customers.

Note: the information presented in Table 1b reflects an alternate presentation of the metrics as shown in Table 1a, and which more closely captures the way management reviews the business when allocating capital. Beginning with the first quarter of 2011, the Company intends to present the metrics solely in the following format.

TABLE 1b

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Global Average Subscribers, excluding Basic Insureds	45,713	42,901	43,800	42,186
Annualized Revenue per Global Average Subscriber, excluding Basic Insureds (1)	$27.08	$29.65	$28.42	$29.69

Global Membership Subscribers (2)
Average Global Retail Subscribers (3)	10,032	10,793	10,261	11,244
Annualized Net Revenue Per Average Subscriber (1)	$75.61	$73.50	$74.08	$68.69

Global Package Subscribers and Wholesale (4)
Average Global Package Subscribers and Wholesale (3)	31,335	27,613	29,136	26,395
Annualized Revenue per Average Global Package Subscriber (1)	$7.17	$8.50	$7.54	$8.63

Global Insureds (3)
Average Supplemental Insureds	4,346	4,495	4,403	4,547
Annualized Net Revenue Per Supplemental Insured (1)	$58.66	$54.30	$60.21	$55.44

Global Average Subscribers, including Basic Insureds	68,192	66,429	66,444	65,647

(1)

Annualized Net Revenue Per Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Global Membership Subscribers is comprised of the former “Global Membership Products: Average Retail Members including wholesale formerly retail and other” as well as “Affinion International: Other Retail Membership”. (See Table 1a for reference; note that numbers may not add due to rounding)

(3)

Average Subscribers and Average Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

(4)

Global Package Subscribers and Wholesale is comprised of the former “Affinion North America: Package”, “Affinion North America: Membership Products Wholesale (excluding the portion for service formerly retail and other)” and “Affinion International: Package”. (See Table 1a for reference; note that numbers may not add due to rounding)

7iiiiii

TABLE 2

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

(In millions, except share amounts)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$121.1	$69.8
Restricted cash	35.3	35.0
Receivables (net of allowances for doubtful accounts of $1.2 and $0.4, respectively)	119.3	112.2
Receivables from related parties	6.1	10.9
Profit-sharing receivables from insurance carriers	75.0	71.8
Prepaid commissions	58.0	64.7
Income taxes receivable	2.8	2.2
Other current assets	65.9	53.1

Total current assets	483.5	419.7
Property and equipment, net	113.4	98.9
Contract rights and list fees, net	25.9	34.3
Goodwill	402.7	318.8
Other intangibles, net	410.6	474.4
Receivables from related parties	—	3.5
Other non-current assets	79.1	119.8

Total assets	$1,515.2	$1,469.4

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.1	$20.2
Accounts payable and accrued expenses	367.3	281.4
Payables to related parties	17.3	14.7
Deferred revenue	163.9	199.1
Income taxes payable	2.8	6.6

Total current liabilities	560.4	522.0
Long-term debt	1,685.2	1,423.2
Deferred income taxes	54.2	34.6
Deferred revenue	21.0	30.5
Other long-term liabilities	59.3	65.9

Total liabilities	2,380.1	2,076.2

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	172.1	285.5
Accumulated deficit	(1,047.8)	(905.2)
Accumulated other comprehensive income	9.5	11.7

Total Affinion Group, Inc. deficit	(866.2)	(608.0)
Non-controlling interest in subsidiary	1.3	1.2

Total deficit	(864.9)	(606.8)

Total liabilities and deficit	$1,515.2	$1,469.4

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K to be filed for the fiscal year ended December 31, 2010. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009.

TABLE 3

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2010 AND 2009

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net revenues	$346.1	$348.3	$1,376.3	$1,376.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	159.7	165.3	583.3	618.2
Operating costs	100.1	95.2	375.8	356.4
General and administrative	51.0	19.6	157.6	105.1
Lease termination and associated costs	—	—	8.0	—
Depreciation and amortization	48.0	47.8	195.2	201.0

Total expenses	358.8	327.9	1,319.9	1,280.7

Income (loss) from operations	(12.7)	20.4	56.4	96.2
Interest income	0.5	3.6	11.6	8.1
Interest expense	(36.0)	(31.9)	(158.0)	(129.7)
Loss on extinguishment of debt	(29.6)	—	(37.0)	—
Other expense, net	—	(0.5)	(1.8)	(12.0)

Loss before income taxes and non-controlling interest	(77.8)	(8.4)	(128.8)	(37.4)
Income tax expense	(3.8)	(1.8)	(12.8)	(11.7)

Net loss	(81.6)	(10.2)	(141.6)	(49.1)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(1.0)	(0.9)

Net loss attributable to Affinion Group, Inc.	$(81.8)	$(10.4)	$(142.6)	$(50.0)

TABLE 4

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(In millions)

	For the Years Ended
	December 31, 2010	December 31, 2009
Operating Activities
Net loss	$(141.6)	$(49.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	195.2	201.0
Amortization of favorable and unfavorable contracts	(2.2)	(2.2)
Amortization of debt discount and financing costs	10.6	8.2
Unrealized loss (gain) on interest rate swaps	2.9	(0.9)
Unrealized foreign currency transaction loss	1.9	13.6
Loss on extinguishment of debt	37.0	—
Lease termination and associated costs	8.0	—
Share-based compensation	11.1	5.0
Interest accretion on held-to-maturity debt securities	(6.0)	(4.3)
Deferred income taxes	7.0	4.5
Payment received for assumption of loyalty points program liability	6.5	6.7
Net change in assets and liabilities:
Restricted cash	(2.2)	1.4
Receivables	13.7	(28.8)
Receivables from and payables to related parties	(10.5)	(1.0)
Profit-sharing receivables from insurance carriers	(3.4)	26.7
Prepaid commissions	6.4	(1.9)
Other current assets	(12.6)	(8.5)
Contract rights and list fees	(2.2)	(1.9)
Other non-current assets	4.6	(17.9)
Accounts payable and accrued expenses	47.4	(3.5)
Deferred revenue	(43.5)	(40.8)
Income taxes receivable and payable	(5.1)	0.9
Other long-term liabilities	(5.6)	(4.6)
Other, net	4.4	0.2

Net cash provided by operating activities	121.8	102.8

Investing Activities
Capital expenditures	(39.9)	(39.9)
Acquisition-related payments, net of cash acquired	(171.8)	(22.5)
Purchase of held-to-maturity debt securities of Affinion Group Holdings, Inc.	78.9	(49.2)
Restricted cash	1.5	0.1

Net cash used by investing activities	(131.3)	(111.5)

Financing Activities
Proceeds from issuance of term loan	875.0	—
Proceeds from issuance of senior notes	471.5	136.5
Deferred financing costs	(35.5)	(4.5)
Repayments under line of credit agreement, net	—	(57.0)
Repayment of term loan	(655.3)	—
Redemption of senior notes	(467.6)	—
Principal payments on borrowings	(0.3)	(6.7)
Return of capital to parent company	(119.8)	(26.2)
Repurchase of employee equity award of a subsidiary	(3.6)	—
Distribution to non-controlling interest of a subsidiary	(1.0)	(0.7)

Net cash provided by financing activities	63.4	41.4

Effect of changes in exchange rates on cash and cash equivalents	(2.6)	0.8

Net increase in cash and cash equivalents	51.3	33.5
Cash and cash equivalents, beginning of period	69.8	36.3

Cash and cash equivalents, end of period	$121.1	$69.8

Supplemental Disclosure of Cash Flow Information:
Interest payments	$137.6	$118.7

Income tax payments	$9.3	$5.6

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2010	December 31, 2009	Increase (Decrease)	December 31, 2010	December 31, 2009	Increase (Decrease)

Affinion North America
Membership products	$172.4	$176.3	$(3.9)	$5.0	$44.5	$(39.5)
Insurance and package products	81.6	81.9	(0.3)	15.7	15.6	0.1
Loyalty products	31.5	23.1	8.4	9.9	9.9	—
Eliminations	(0.8)	(0.9)	0.1	—	—	—

Total North America	284.7	280.4	4.3	30.6	70.0	(39.4)
Affinion International
International products	61.4	67.9	(6.5)	8.7	1.3	7.4

Total products	346.1	348.3	(2.2)	39.3	71.3	(32.0)
Corporate	—	—	—	(4.0)	(3.1)	(0.9)

Total	$346.1	$348.3	$(2.2)	35.3	68.2	(32.9)

Depreciation and amortization				(48.0)	(47.8)	(0.2)

Income (loss) from operations				$(12.7)	$20.4	$(33.1)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2010	December 31, 2009	Increase (Decrease)	December 31, 2010	December 31, 2009	Increase (Decrease)

Affinion North America
Membership products	$689.9	$710.8	$(20.9)	$109.6	$149.2	$(39.6)
Insurance and package products	345.6	339.2	6.4	94.1	98.1	(4.0)
Loyalty products	102.5	77.3	25.2	32.0	28.0	4.0
Eliminations	(3.4)	(3.7)	0.3	—	—	—

Total North America	1,134.6	1,123.6	11.0	235.7	275.3	(39.6)
Affinion International
International products	241.7	253.3	(11.6)	29.8	30.2	(0.4)

Total products	1,376.3	1,376.9	(0.6)	265.5	305.5	(40.0)
Corporate	—	—	—	(13.9)	(8.3)	(5.6)

Total	$1,376.3	$1,376.9	$(0.6)	251.6	297.2	(45.6)

Depreciation and amortization				(195.2)	(201.0)	5.8

Income from operations				$56.4	$96.2	$(39.8)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the years and three months ended December 31, 2010 and 2009 to our Adjusted EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net cash provided by operating activities	$121.8	$102.8	$(10.0)	$(16.1)
Interest expense, net	146.4	121.6	35.5	28.3
Income tax expense	12.8	11.7	3.8	1.8
Amortization of favorable and unfavorable contracts	2.2	2.2	0.5	0.5
Amortization of debt discount and financing costs	(10.6)	(8.2)	(2.5)	(2.5)
Unrealized gain (loss) on interest rate swaps	(2.9)	0.9	4.4	3.1
Deferred income taxes	(7.0)	(4.5)	(2.7)	(11.3)
Interest accretion on held-to-maturity debt securities	6.0	4.3	—	2.0
Payment received for assumption of loyalty points program liability	(6.5)	(6.7)	—	—
Changes in assets and liabilities	8.6	79.7	11.0	65.1
Effect of the Transaction, reorganizations, certain legal costs and net cost savings (a)	28.5	2.0	20.0	3.3
Other, net (b)	19.2	6.4	6.3	3.9

Adjusted EBITDA, excluding Connexions (c)(d)	318.5	$312.2	$66.3	$78.1

Effect of the Connexions acquisition (e)	9.0

Adjusted EBITDA, including Connexions (f)	$327.5

(a)	Eliminates the effect of the Transactions, legal costs for certain legal matters, and costs associated with severance incurred.
(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(d)

Adjusted EBITDA, excluding Connexions, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for (i) Connexions as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes and (ii) Webloyalty as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

(e)	Gives effect to the completion of the Connexions acquisition as if it had occurred on January 1, 2010.
(f)

Adjusted EBITDA, including Connexions, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

TABLE 6 -cont’d

Set forth below is a reconciliation of our consolidated net loss for the years and three months ended December 31, 2010 and 2009 to our Adjusted EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net loss attributable to Affinion Group, Inc.	$(142.6)	$(50.0)	$(81.8)	$(10.4)
Interest expense, net	146.4	121.6	35.5	28.3
Income tax expense	12.8	11.7	3.8	1.8
Non-controlling interest	1.0	0.9	0.2	0.2
Other expense, net	1.8	12.0	—	0.5
Loss on extinguishment of debt	37.0	—	29.6	—
Depreciation and amortization	195.2	201.0	48.0	47.8
Effect of the Transactions, reorganizations, and non-recurring revenues and gains (a)	(5.9)	(7.5)	(1.3)	(1.8)
Certain legal costs (b)	26.8	2.6	16.9	1.3
Net cost savings (c)	7.6	6.9	4.4	3.8
Other, net (d)	38.4	13.0	11.0	6.6

Adjusted EBITDA, excluding Connexions (e)(f)	318.5	$312.2	$66.3	$78.1

Effect of the Connexions acquisition (g)	9.0

Adjusted EBITDA, including Connexions (h)	$327.5

Interest coverage ratio (i)	2.32
Consolidated leverage ratio (j)	5.04
Fixed charge coverage ratio (k)	2.15

(a)	Effect of the Transactions, reorganizations, and non-recurring revenues and gains - eliminates the effect of the Transactions.
(b)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(c)	Net costs savings - represents the elimination of costs associated with severance incurred.
(d)

Other, net - represents the elimination of: (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(f)

Adjusted EBITDA, excluding Connexions, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for (i) Connexions as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes and (ii) Webloyalty as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

(g)	Gives effect to the completion of the Connexions acquisition as if it had occurred on January 1, 2010.
(h)

Adjusted EBITDA, including Connexions, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

(i)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at December 31, 2010.

(j)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.75 to 1.0 at December 31, 2010.

(k)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss for the years and three months ended December 31, 2010 and 2009 to our Segment EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net loss	$(142.6)	$(50.0)	$(81.8)	$(10.4)
Interest expense, net	146.4	121.6	35.5	28.3
Income tax expense	12.8	11.7	3.8	1.8
Non-controlling interest	1.0	0.9	0.2	0.2
Other expense, net	1.8	12.0	—	0.5
Loss on extinguishment of debt	37.0	—	29.6	—
Depreciation and amortization	195.2	201.0	48.0	47.8

Segment EBITDA	$251.6	$297.2	$35.3	$68.2

TABLE 7

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

(In millions, except share amounts)

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$164.2	$69.8
Restricted cash	35.3	35.0
Receivables (net of allowances for doubtful accounts of $1.2 and $0.4, respectively)	119.3	112.2
Receivables from related parties	6.1	8.9
Profit-sharing receivables from insurance carriers	75.0	71.8
Prepaid commissions	58.0	64.7
Income taxes receivable	2.8	2.2
Other current assets	66.1	53.1

Total current assets	526.8	417.7
Property and equipment, net	113.4	98.9
Contract rights and list fees, net	25.9	34.3
Goodwill	402.7	318.8
Other intangibles, net	410.6	474.4
Receivables from related parties	—	3.5
Other non-current assets	85.5	68.0

Total assets	$1,564.9	$1,415.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.1	$20.2
Accounts payable and accrued expenses	379.9	290.8
Payables to related parties	2.7	5.2
Deferred revenue	163.9	199.1
Income taxes payable	2.8	6.6

Total current liabilities	558.4	521.9
Long-term debt	2,005.7	1,702.6
Deferred income taxes	54.2	34.6
Deferred revenue	21.0	30.5
Mandatorily redeemable preferred stock	39.8	35.2
Other long-term liabilities	59.3	70.4

Total liabilities	2,738.4	2,395.2

Commitments and contingencies

Deficit:
Common stock, $0.01 par value, 350,000,000 shares authorized, 59,908,103 and 59,899,140 shares issued and 59,696,488 and 59,710,980 shares outstanding	0.6	0.6
Additional paid-in capital	56.3	56.7
Warrants	16.7	16.7
Accumulated deficit	(1,256.8)	(1,065.7)
Accumulated other comprehensive income	9.5	11.7
Treasury stock, at cost, 211,615 and 188,160 shares	(1.1)	(0.8)

Total Affinion Group Holdings, Inc. deficit	(1,174.8)	(980.8)
Non-controlling interest in subsidiary	1.3	1.2

Total deficit	(1,173.5)	(979.6)

Total liabilities and deficit	$1,564.9	$1,415.6

TABLE 8

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2010 AND 2009

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net revenues	$346.1	$348.3	$1,376.3	$1,376.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	159.7	165.3	583.3	618.2
Operating costs	100.1	95.2	375.8	356.4
General and administrative	51.1	19.7	157.9	105.4
Lease termination and associated costs	—	—	8.0	—
Depreciation and amortization	48.0	47.8	195.2	201.0

Total expenses	358.9	328.0	1,320.2	1,281.0

Income (loss) from operations	(12.8)	20.3	56.1	95.9
Interest income	0.4	0.2	0.8	0.5
Interest expense	(47.1)	(39.7)	(192.6)	(166.2)
(Loss) gain on extinguishment of debt	(32.3)	0.6	(39.7)	27.1
Other expense, net	(0.1)	(0.5)	(1.9)	(12.0)

Loss before income taxes and non-controlling interest	(91.9)	(19.1)	(177.3)	(54.7)
Income tax expense	(3.8)	(1.8)	(12.8)	(11.7)

Net loss	(95.7)	(20.9)	(190.1)	(66.4)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(1.0)	(0.9)

Net loss attributable to Affinion Group Holdings, Inc.	$(95.9)	$(21.1)	$(191.1)	$(67.3)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(In millions)

	For the Years Ended
	December 31, 2010	December 31, 2009
Operating Activities
Net loss	$(190.1)	$(66.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	195.2	201.0
Amortization of favorable and unfavorable contracts	(2.2)	(2.2)
Amortization of debt discount and financing costs	12.7	10.4
Preferred stock dividend and accretion	4.6	4.3
Unrealized loss (gain) on interest rate swaps	2.9	(0.8)
Unrealized foreign currency transaction loss	1.9	13.6
Loss (gain) on extinguishment of debt	39.7	(27.1)
Lease termination and associated costs	8.0	—
Share-based compensation	11.1	5.0
Deferred income taxes	7.0	4.5
Payment of in-kind interest upon redemption of debt securities	(12.8)	—
Payment received for assumption of loyalty points program liability	6.5	6.7
Net change in assets and liabilities:
Restricted cash	(2.2)	1.4
Receivables	13.7	(28.8)
Receivables from and payables to related parties	(1.9)	2.5
Profit-sharing receivables from insurance carriers	(3.4)	26.7
Prepaid commissions	6.4	(1.9)
Other current assets	(12.8)	(8.5)
Contract rights and list fees	(2.2)	(1.9)
Other non-current assets	4.6	(17.9)
Accounts payable and accrued expenses	46.0	7.2
Deferred revenue	(43.5)	(40.8)
Income taxes receivable and payable	(5.1)	0.9
Other long-term liabilities	(10.0)	(4.6)
Other, net	4.4	0.2

Net cash provided by operating activities	78.5	83.5

Investing Activities
Capital expenditures	(39.9)	(39.9)
Acquisition-related payments, net of cash acquired	(171.8)	(22.5)
Restricted cash	1.5	0.1

Net cash used by investing activities	(210.2)	(62.3)

Financing Activities
Proceeds from issuance of Affinion term loan	875.0	—
Proceeds from issuance of Affinion senior notes	471.5	136.5
Proceeds from issuance of senior notes	320.3	—
Deferred financing costs	(42.2)	(5.2)
Repayments under line of credit agreement, net	—	(57.0)
Repayment of Affinion term loan	(655.3)	—
Redemption of Affinion senior notes	(467.6)	—
Repayment of term loan	(267.8)	—
Principal payments on borrowings	(0.3)	(62.2)
Purchase of treasury stock	(0.3)	—
Repurchase of employee equity award of a subsidiary	(3.6)	—
Forfeited dividends on restricted stock	—	0.1
Distribution to non-controlling interest of a subsidiary	(1.0)	(0.7)

Net cash provided by financing activities	228.7	11.5

Effect of changes in exchange rates on cash and cash equivalents	(2.6)	0.8

Net increase in cash and cash equivalents	94.4	33.5
Cash and cash equivalents, beginning of period	69.8	36.3

Cash and cash equivalents, end of period	$164.2	$69.8

Supplemental Disclosure of Cash Flow Information:
Interest payments	$181.6	$137.9

Income tax payments	$9.3	$5.6

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31,	December 31,	Increase	December 31,	December 31,	Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)

Affinion North America
Membership products	$172.4	$176.3	$(3.9)	$5.0	$44.5	$(39.5)
Insurance and package products	81.6	81.9	(0.3)	15.7	15.6	0.1
Loyalty products	31.5	23.1	8.4	9.9	9.9	—
Eliminations	(0.8)	(0.9)	0.1	—	—	—

Total North America	284.7	280.4	4.3	30.6	70.0	(39.4)
Affinion International
International products	61.4	67.9	(6.5)	8.7	1.3	7.4

Total products	346.1	348.3	(2.2)	39.3	71.3	(32.0)
Corporate	—	—	—	(4.1)	(3.2)	(0.9)

Total	$346.1	$348.3	$(2.2)	35.2	68.1	(32.9)

Depreciation and amortization				(48.0)	(47.8)	(0.2)

Income (loss) from operations				$(12.8)	$20.3	$(33.1)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31,	December 31,	Increase	December 31,	December 31,	Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)

Affinion North America
Membership products	$689.9	$710.8	$(20.9)	$109.6	$149.2	$(39.6)
Insurance and package products	345.6	339.2	6.4	94.1	98.1	(4.0)
Loyalty products	102.5	77.3	25.2	32.0	28.0	4.0
Eliminations	(3.4)	(3.7)	0.3	—	—	—

Total North America	1,134.6	1,123.6	11.0	235.7	275.3	(39.6)
Affinion International
International products	241.7	253.3	(11.6)	29.8	30.2	(0.4)

Total products	1,376.3	1,376.9	(0.6)	265.5	305.5	(40.0)
Corporate	—	—	—	(14.2)	(8.6)	(5.6)

Total	$1,376.3	$1,376.9	$(0.6)	251.3	296.9	(45.6)

Depreciation and amortization				(195.2)	(201.0)	5.8

Income from operations				$56.1	$95.9	$(39.8)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Holdings’ consolidated net cash provided by operating activities for the years and three months ended December 31, 2010 and 2009 to Holdings’ Adjusted EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$78.5	$83.5	$(49.1)	$(16.1)
Interest expense, net	191.8	165.7	46.7	39.5
Income tax expense	12.8	11.7	3.8	1.8
Amortization of favorable and unfavorable contracts	2.2	2.2	0.5	0.5
Amortization of debt discount and financing costs	(12.7)	(10.4)	(3.1)	(3.0)
Preferred stock dividend and accretion	(4.6)	(4.3)	(1.2)	(1.1)
Unrealized gain (loss) on interest rate swaps	(2.9)	0.8	—	2.9
Deferred income taxes	(7.0)	(4.5)	(2.7)	(11.3)
Payment received for assumption of loyalty points program liability	(6.5)	(6.7)	—	—
Payment of in-kind interest upon redemption of debt securities	12.8	—	12.8	—
Changes in assets and liabilities	6.0	65.5	32.1	57.6
Effect of the Transaction, reorganizations, certain legal costs and net cost savings (a)	28.5	2.0	20.0	3.3
Other, net (b)	19.5	6.5	6.5	3.9

Adjusted EBITDA, excluding Connexions (c)(d)	318.4	$312.0	$66.3	$78.0

Effect of the Connexions acquisition (e)	9.0

Adjusted EBITDA, including Connexions (f)	$327.4

(a)	Eliminates the effect of the Transactions, legal costs for certain legal matters and costs associated with severance incurred.
(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(d)

Adjusted EBITDA, excluding Connexions, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for (i) Connexions as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes and (ii) Webloyalty as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

(e)	Gives effect to the completion of the Connexions acquisition as if it had occurred on January 1, 2010.
(f)

Adjusted EBITDA, including Connexions, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

TABLE 11 -cont’d

Set forth below is a reconciliation of Holdings’ consolidated net loss for the years and three months ended December 31, 2010 and 2009 to Holdings’ Adjusted EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net loss	$(191.1)	$(67.3)	$(95.9)	$(21.1)
Interest expense, net	191.8	165.7	46.7	39.5
Income tax expense	12.8	11.7	3.8	1.8
Non-controlling interest	1.0	0.9	0.2	0.2
Other expense (income), net	1.9	12.0	0.1	0.5
Loss (gain) on extinguishment of debt	39.7	(27.1)	32.3	(0.6)
Depreciation and amortization	195.2	201.0	48.0	47.8
Effect of the Transactions, reorganizations, and non-recurring revenues and gains (a)	(5.9)	(7.5)	(1.3)	(1.8)
Certain legal costs (b)	26.8	2.6	16.9	1.3
Net cost savings (c)	7.6	6.9	4.4	3.8
Other, net (d)	38.6	13.1	11.1	6.6

Adjusted EBITDA, excluding Connexions (e) (f)	318.4	$312.0	$66.3	$78.0

Effect of the Connexions acquisition (g)	9.0

Adjusted EBITDA, including Connexions (h)	$327.4

(a)	Effect of the Transactions, reorganizations and non-recurring revenues and gains—eliminates the effect of the Transactions.
(b)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(c)	Net costs savings - represents the elimination of costs associated with severance incurred.
(d)

Other, net - represents the elimination of (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, and (vii) facility exit costs.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(f)

Adjusted EBITDA, excluding Connexions, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for (i) Connexions as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes and (ii) Webloyalty as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

(g)	Gives effect to the completion of the Connexions acquisition as if it had occurred on January 1, 2010.
(h)

Adjusted EBITDA, including Connexions, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under the indentures governing our 7.875% senior notes and senior subordinated notes.

Set forth below is a reconciliation of Holdings’ consolidated net loss for the years and three months ended December 31, 2010 and 2009 to Holdings’ Segment EBITDA

	For the Years Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net loss	$(191.1)	$(67.3)	$(95.9)	$(21.1)
Interest expense, net	191.8	165.7	46.7	39.5
Income tax expense	12.8	11.7	3.8	1.8
Non-controlling interest	1.0	0.9	0.2	0.2
Other expense (income), net	1.9	12.0	0.1	0.5
Loss (gain) on extinguishment of debt	39.7	(27.1)	32.3	(0.6)
Depreciation and amortization	195.2	201.0	48.0	47.8

Segment EBITDA	$251.3	$296.9	$35.2	$68.1